UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4930 Directors Place, Suite 500, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KURA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 24, 2025, Kura Oncology, Inc. (the “Company”) announced receipt of a $30 million milestone payment under its Collaboration and License Agreement with Kyowa Kirin, Inc. and Kyowa Kirin Co., Ltd. (together,“Kyowa Kirin”) in connection with the dosing of the first patient in the KOMET-017 Phase 3 registrational trials of ziftomenib, a once-daily, investigational oral menin inhibitor. The Company and Kyowa Kirin announced the launch of the KOMET-017 trials on September 29, 2025.

KOMET-017 (NCT07007312) comprises two independent, global, randomized double-blind, placebo-controlled Phase 3 trials to evaluate ziftomenib in combination with both intensive and non-intensive chemotherapy regimens in patients with newly diagnosed NPM1-mutated or KMT2A-rearranged acute myeloid leukemia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kura Oncology, Inc.

Date: October 24, 2025	By:	/s/ Teresa Bair
Teresa Bair
Chief Legal Officer